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                                  AMENDMENT NO. 1
                                        TO
                             REORGANIZATION AND ASSET
                               ACQUISITION AGREEMENT
                             ------------------------



         This Amendment is made as of September 30, 1996 by and among Kuhlman Corporation, a Delaware corporation ("Kuhlman"), Coleman Cable Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of Kuhlman ("Purchaser"), Web Wire Products, Inc., a Florida corporation ("Seller") and Harold Lowenstein and Allan R. Walch, the sole shareholders of Seller (the "Shareholders").

                                W I T N E S S E T H :

         WHEREAS, Kuhlman, Purchaser, Seller and Shareholders are parties to that certain Reorganization and Asset Acquisition Agreement dated as of September 20, 1996 (the "Acquisition Agreement") and desire to amend the same as herein provided.

         NOW, THEREFORE, the parties agree as follows:

         1. AMENDMENT. Sections 8.1 and 10(c) of the Acquisition Agreement are hereby amended to delete the date "September 30, 1996" therefrom and to insert the date "October 11, 1996" in place thereof.

         2. EFFECT OF AMENDMENT. Except as specifically amended hereby, the Acquisition Agreement shall remain unamended and in full force and effect. All references in the Acquisition Agreement to "this Agreement" or terms such as "herein", "hereof" or similar terms shall mean the Acquisition Agreement as amended by this Amendment.

         3. BINDING EFFECT. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

         5. GOVERNING LAW. The internal law, not the law of conflicts, of the State of Illinois shall govern all questions concerning the construction, validity and interpretation of this Amendment.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                SELLER:

                                WEB WIRE PRODUCTS, INC.

                                By:/s/ Allan R. Walch
                                       ---------------------------------------
                                   Name: Allan R. Walch
                                         -------------------------------------
                                   Title: President
                                          ------------------------------------


                                SHAREHOLDERS:

                                /s/ Harold Lowenstein
                                   -------------------------------------------
                                    Harold Lowenstein


                                /s/ Allan R. Walch
                                   -------------------------------------------
                                    Allan R. Walch


                                PURCHASER:

                                COLEMAN CABLE SYSTEMS, INC.

                                By:/s/ Vernon J. Nagel
                                      ----------------------------------------
                                   Name: Vernon J. Nagel
                                         -------------------------------------
                                   Title: Vice President
                                          ------------------------------------


ACKNOWLEDGED AND ACCEPTED AS OF THE DATE FIRST-ABOVE WRITTEN

                                KUHLMAN CORPORATION


                                By:/s/ Curtis G. Anderson
                                      ----------------------------------------
                                   Name: Curtis G. Anderson
                                         -------------------------------------
                                   Title: President and Chief Operating Officer
                                          ------------------------------------

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